Exhibit 10.5

EMPLOYMENT AGREEMENT

THIS AGREEMENT ("Agreement"), dated as of July 28, 2010, is made by and between Sanomedics International Holdings, Inc., a Delaware corporation, having an address at 80 SW 8th St. Suite 2180 Miami FL 33130 ("Company") and Gary J. O'Hara, having an address at 18310 Calle La Serra. Rancho Santa Fe, CA. 92091 ("Executive").

W I T N E S E T H:

WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept such employment, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, it is hereby agreed as follows:

1.       Employment. The Company hereby agrees to engage the services of the Executive on a substantially full-time basis, and the Executive hereby accepts such employment, upon the terns and conditions set forth herein.

2.       Term. Subject to the provisions of Sections 7 and 8 hereof, the term of the Executive's employment under this Agreement shall commence on the date hereof and shall end three (3) years from the date hereof (herein, the "Term"). The Term shall he automatically renewed for additional one (1) year periods, unless one party provides to the other party written notice. at least thirty (30) days prior to the expiration of the Term, that the Term shall not be renewed.

3.       Position and duties. (a) The Executive shall serve as Chief Technical Officer for the Company. In addition, the Executive shall be appointed, and, as necessary, shall be reappointed or, to the extent the shareholders shall vote to elect the Board. re-nominated, by the Company's Board of Directors (the "Board") to serve on the Board during the Term. The Executive shall be responsible for establishing the Company's technical vision and leading all aspects of the Company's technology development and shall also have such other duties as from time to time may be reasonably prescribed by the Board and the Company's Chief Executive Officer including but not limited to those responsibilities as set forth on Exhibit A attached hereto. Other than as set forth in this paragraph 3(a), this Agreement shall not apply to the Executive's position on the Board and shall only apply to the Executive's position as Chief Technical Officer of the Company.

(b)            During the Term. the Executive shall perform and discharge the duties that may be assigned to him by the Board acid/or the Chief Executive Officer from time to time in accordance with this Agreement. and the Executive shall devote his best talents, efforts and abilities to the performance of his duties hereunder.

(c)           During the Term, the Executive shall perform his duties hereunder on a substantially full-time basis and shall be employed exclusively by the Company. It is acknowledged and agreed by the parties that the Executive is currently engaged in outside endeavors which are neither in conflict nor competition with the services to be provided hereunder or the business plans of the Company. The Executive shall, at all times during the Term and any extension thereof. discharge his duties in consultation with, and under the supervision of the Board. It is also acknowledged and agreed that immediately following the date hereof, during the Term. the preponderance of the Company's product development effort shall occur within the southern California area.

4. Compensation.

(a)      Base Salary. Commencing on the date of this Agreement, the Executive's initial salary shall be $125,000 per year (as the same may be increased from time to time, the "Base Salary"). The Base Salary shall be payable semi-monthly in accordance with the customary payroll practices of the Company, and shall be subject to such increases or bonuses as the Board shall authorize in its discretion_

(b)      Cash Bonus. The Executive may be entitled to an annual cash bonus of up to Two Hundred Fifty Thousand Dollars ($250.000) (the "Cash Bonus") as set forth herein. The Cash Bonus shall be equal to the greater of: (i) One and One Half Percent (1.5%) of the gross revenues of the Company as determined by the audit of the Company's annual financial statements; or (ii) if milestones (`-Milestone") are achieved by the end of each fiscal year as agreed to by the parties hereto within 60 days of following the commencement of such fiscal year, One Hundred Twenty Five Thousand Dollars ($125,000); provided, however, that with respect to the fiscal year ended December 31, 2010, the Cash Bonus, if any, shall be the amount as determined by Section 4(b)(i) or Section 4(b)(ii) multiplied by the number of months of the effectiveness of this Agreement in such fiscal year divided by 12. With respect to the fiscal year ended December 31, 2010, the Milestone shall he as agree to by the parties within the sixty (60) day period following the date hereof. With respect to the fiscal year ended December 31, 201 1 and thereafter, the Milestone shall be as agree to by the parties within the sixty (60) day period following the end of the preceding fiscal year. The Board shall in good faith make the determination of Milestone achievement and such determination shall be binding on the parties.

(c)      Stock Options. The Company shall grant to the Executive an option (the "Option") to purchase 822.000 shares of the common stock of the Company, which as of the date hereof represents approximately six percent (6%) of all the issued and outstanding shares of all classes of stock of the Company, at an exercise price per share equal to $0.50 which, in the event that, during the Term, any other officers of the Company are awarded options to purchase common stock with an exercise price that is less than $0.50 per share, shall be reduced to such lower exercise price. The Option shall be granted pursuant to and in accordance with the terms and conditions of an option agreement attached hereto as Exhibit B and the Company's 2010 Stock Option Plan.

(d)      Expenses. The Company shall pay or reimburse the Executive for all reasonable and necessary expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's services under this Agreement, upon presentation of such supporting documentation as the Company may reasonably require; provided; however; that notwithstanding anything contained herein to the contrary, the Company shall pay to the Executive the following: (i) $500.00 per month car allowance: (ii) $100.00 per month for mobile phone allowance.

5.      Benefit Plans.

(a)      Benefits. During the Term, the Company shall provide to the Executive all benefits which the Company may generally make available to the Executive's subordinates, however, due to the location of the Company's headquarters and the place of business of' the Executive: the Executive is not eligible for coverage under the current medical insurance plan of the Company. Accordingly, the Company shall pay to the Executive an allowance of $500.00 per month for the Executive's medical insurance ("Medical Allowance"). The Executive shall be solely responsible for any costs in excess of such allowance as well as the tasks of locating, contracting and maintaining medical insurance. If the Executive becomes eligible for the Company's medical insurance plan, the Company shall use its best efforts to include the Executive in such plan and at such time as coverage commences, the Medical Allowance shall cease.

(b)      Liability Insurance. The Executive shall be provided with the directors and officers liability insurance coverage generally provided to officers of the Company. Notwithstanding the foregoing, the Company agrees to indemnify the Executive against all costs, damages and expenses. including attorneys' fees, incurred by the Executive as a result of claims by third parties arising out of or from the Executive's lawful acts as an employee of the Company, provided such acts are not grossly negligent and are performed in good faith and in a manner reasonably believed by the Executive to be in the Company's best interests. Any counsel employed to defend the Executive in any such action shall be reasonably acceptable to the Executive and the Company. Any counsel appointed by any insurance carrier for the Company shall be deemed acceptable. It is the intent of the parties that the obligation imposed by this paragraph will survive the termination of this Agreement.

6.       Vacations. The Executive shall be entitled to: (a) three (3) weeks of paid vacation for each of the first three (3) full calendar years of the Term; and (b) four (4) weeks of paid vacation during the fourth full calendar year of the Term and thereafter. The Executive shall he entitled to a pro rata portion of vacation for any portion of the Term that is less than a full calendar year. Unused vacation for one year may not be carried over to the next successive year, but a pro rata portion of such unused vacation shall be paid out to the Executive within 45 days after the end of the respective calendar year.

7.       Termination. The employment of the Executive may be terminated prior to the expiration of the Term in the manner described in this Section 7. in which event the Executive's obligations under Sections 9. 10 and 11 shall continue.

(a)            Termination by the Company For Good Cause. The Company shall have the right to terminate the employment of the Executive for "Good Cause" (as defined below) by written notice to the Executive specifying the particulars of the conduct of the Executive forming the basis for such termination.

(b)           Termination Without Good Cause. The Executive's employment hereunder and this Agreement may be terminated by either party upon presentation of written notice (in accordance with Section 17) to the other party no less than thirty (30) days' prior to such termination.

(c)           Termination upon Death. The employment of the Executive hereunder shall terminate immediately upon his death.

(d)           The Company’s Options upon Disability. If the Executive becomes physically or mentally disabled during the Term so that he is unable to perform the services required of him pursuant to this Agreement for a period of three (3) successive months, or an aggregate of three (3) months in any twelve-month period (the "Disability Period"), the Company shall have the option, in its discretion but only for so long as the Executive remains disabled, by giving written notice thereof, either to (A) terminate the Executive's employment hereunder; or (B) continue the employment of the Executive hereunder upon all the terms and conditions set forth herein. Regardless of which option the Company exercises or shall be deemed to have exercised during the Disability Period, the Executive shall continue to receive the compensation and other benefits provided herein less any payments received under any disability policy or program provided by the Company and of which the Executive is a beneficiary or recipient.

(e)           Termination Date. Any notice of termination given pursuant to the provisions of this Agreement shall specify therein the effective date of termination (the "Termination Date") and the reasons for such termination (including the provision of this Agreement on which the Company is basing such termination).

(f)           Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(i)               Termination for "Good Cause" shall mean termination because of (A) any act or omission which constitutes a material breach of this Agreement or the failure or the willful refusal of the Executive to perform any of his duties, provided. however, that if such breach or failure to perform his duties is of such a nature that may be cured, the Executive shall have ten (10) days to cure such breach or failure to perform his duties; (B) the Executive's conviction of a crime which constitutes a felony under applicable law, or a plea of guilty or nolo contendere with respect thereto; (C) the commission by the Executive of any dishonest or wrongful act or the gross negligence of the Executive involving fraud, misrepresentation or moral turpitude causing material damage or potential damage to the Company or any client of the Company, or any act or omission by the Executive that is materially injurious to the business or reputation of the Company; (D) any violation of the provisions of Sections 9, 10 or 11 hereof that causes material harm to the Company; or (E) the reasonable determination by a licensed medical professional mutually agreed upon by the Company and the Executive that the Executive is dependent upon a controlled substance which either has: (1) not been prescribed by a licensed medical professional; or (2) been prescribed by a licensed medical professional but the dosages taken by the Executive exceed that prescribed by such licensed medical professional.

(ii)                “Person” means any individual. corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, court or government (or political subdivision or agency thereof).

8.       Obligations of the Company upon Termination. Notwithstanding anything in this Agreement to the contrary, the Company's obligations upon termination of the Executive's employment shall be as described in this Section 8. and the Executive shall not be entitled to any payment or benefit unless specifically set forth herein.

(a)       Obligations of the Company in Case of Termination for Death or for Good Cause. Upon termination of the Executive's employment upon death or for Good Cause, the Company shall have no payment obligations to the Executive, except for: (i) the payment, within thirty (30) days of the Termination Date (or such shorter period as may be prescribed by law). of any accrued and unpaid Base Salary; (ii) the reimbursement of any unreimbursed expenses owed to the Executive through the Termination Date; and (iii) the payment, within the time period specified in Section 4, of any Cash Bonus payable for Executive Objectives attained pursuant to Section 4(b) prior to the Termination Date.

(b)       Obligations of the Company in the Case of Termination Without Good Cause. Upon termination of Executive's employment by the Company without Good Cause, the Company shall pay to the Executive: (i) for the six (6) month period following the Termination Date (the "Severance Period"), the Base Salary; and (ii) any accrued and unpaid Base Salary through the Termination Date; (iii) the reimbursement of any unreimbursed expenses owed to the Executive through the Termination Date; and (iv) within the time period specified in Section 4, any Cash Bonus payable for Executive Objectives attained pursuant to Section 4(b) prior to the Termination Date.

(c)       Obligations of the Company in the Case of Termination for Disability. Upon termination of Executive's employment by the Company for Disability in accordance with Section 7(d), the Company shall pay to the Executive: (i) for the 120 day period following the Termination Date, the Base Salary; (ii) any accrued and unpaid Base Salary through the Termination Date; (iii) the reimbursement of any unreimbursed expenses owed to the Executive through the Termination Date; and (iv) within the time period specified in Section 4, any Cash Bonus payable for Executive Objectives attained pursuant to Section 4(b) prior to the Termination Date.

9.       Trade Secrets; Confidentiality. (a) The Executive recognizes and acknowledges that, in connection with his employment with the Company, he has had and will continue to have access to valuable trade secrets and confidential information of the Company and its affiliates including, but not limited to. trade secrets and confidential technical information, processes, computer programs, code, algorithms, formulas, methods, ideas, test data, know-how, functional and technical specifications, designs, drawings, passwords, analysis, research, business plans, marketing, sales and pricing strategies. customer lists and all other information which if disclosed to a third party outside the ordinary course of business could adversely affect a competitive advantage of the Company (collectively, "Confidential Information") and that such Confidential Information is being made available to the Executive only in connection with the furtherance of his employment with the Company. The Executive agrees that during the Term and for a period of live (5) years thereafter, he shall not disclose any of such Confidential information to any Person, except that disclosure of Confidential Information will be permitted: (i) to the Company, its affiliates and their respective employees or consultants; (ii) if such Confidential Information has previously become available to the public through no fault of the Executive; (iii) if such Confidential Information is independently developed by the Executive without access to such Confidential Information; (iv) if required by any court or governmental agency or body or is otherwise required by law; or (v) if expressly consented to by the Company.

(b) Other Confidentiality Obligations. Executive acknowledges that the Company may, from time to time, have agreements with other persons or entities or with the U.S. Government or governments of other countries, or agencies thereof, which impose confidentiality obligations or other restrictions on the Company. Executive shall he bound by all such obligations and restrictions and shall take all actions necessary to discharge the obligations of Company thereunder, including, without limitation, signing any confidentiality' or other agreements required by such third parties. This Section 9(b) shall remain in effect in perpetuity.

10. Restrictive Covenants

(a) Non-Solicitation. During the Term and (i) in the event that the Executive is terminated for any reason other than without Good Cause, for a period of one (1) year immediately following the termination of the Executive's employment; or (ii) in the event that the Executive is terminated without Good Cause, during the Severance Period (clause (i) or (ii), as applicable, the "Restricted Period"), the Executive agrees that neither he nor any other Person acting on behalf of the Executive will, either directly' or indirectly, for any reason whatsoever, solicit business from any Person with whom he has negotiated or contacted on behalf of the Company, if such negotiation or contact proceeded to the stage that he submitted any Company' bid or contract to such Person or gave such Person access to any of the Company's Confidential Information. This Section 10(a) shall not prevent the Executive from providing his services. provided that he adheres to this restrictive covenant. During the Term, and the Restricted Period, the Executive agrees that he will not directly or indirectly hire or solicit any employee, subcontractor or agent of the Company or any affiliate thereof who was an employee, subcontractor or agent of the Company or any affiliate thereof at any time within the twelve (12) month period immediately prior thereto or encourage an employee, subcontractor or agent of the Company or any affiliate thereof to terminate such employment, contractual or agency relationship.

(h) Non-Compete. The Executive acknowledges that during his employment with the Company, he will become familiar with trade secrets and other confidential information concerning the Company and its business, and that his services have been and will be of special, unique and extraordinary value to the Company. Therefore, the Executive agrees that, during the Term and the Restricted Period, he will not directly or indirectly own, manage, control, participate in (at a Board level or otherwise), consult with, render services for, or in any other manner engage in any business, or as an investor in or lender to any business (in each case including, without limitation, on his own behalf or on behalf of another entity) which is in the non contact diagnostic medical device business. Nothing in this Section 10 will prohibit the Executive from being a passive owner of less than 3% of the outstanding stock of a corporation engaged in a competing business as described above of any class which is publicly traded, so long as the Executive has no direct or indirect participation in the business of such corporation.

(c)      The Executive acknowledges and agrees that the restrictive covenants set forth in this Section 10 (the "Restrictive Covenants") are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full force and effect, without regard to the invalid or unenforceable parts.

(d)      If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable for any reason, such court shall have the power to modify such Restrictive Covenants or any part thereof and, in its modified form, such Restrictive Covenants shall then be valid and enforceable.

11. Work for Hire.

(a)       Ownership, Assignment. Executive hereby acknowledges and agrees that: (i) as between the Company and Executive, the Company is the exclusive owner of all Confidential Information; and (ii) all Executive Work Product subject to copyright protection shall be deemed "work made for hire" under the Federal copyright laws (17 U.S.C. Section 101) and is owned exclusively by Company. To the extent that title to any Executive Work Product subject to copyright protection does not constitute a "work made for hire," and to the extent title to any other Executive Work Product does not, by operation of law or otherwise, vest in Company, all rights, title, and interests therein, including, without limitation, all copyrights, patents and trade secrets, all right, title and interest in and to all Executive Work Product is hereby irrevocably assigned to Company. Without any additional compensation, Executive shall assist Company in obtaining patents and/or copyrights on all Executive Work Product deemed to be patentable or copyrightable by Company and shall execute all documents necessary to vest Company with full and exclusive title thereto. Executive hereby irrevocably designates and appoints Company and its duly authorized officers and agents, as Executive's agents and attorneys-in-fact to act for and on Executive's behalf, and to execute and file any documents and to do all other lawfully permitted acts to further the purposes of this paragraph (a) with the same legal force and effect as if executed by Executive.

(b)       Definition of Executive Work Product. "Executive Work Product" means all Confidential Information created, developed, prepared or conceived of by or for Executive, whether individually or jointly with others, during the period Executive provides services to Company which relates in any manner to the services rendered by Executive to Company.

12. Equitable Relief. In the event of a breach or threatened breach by the any party hereto of any of the covenants contained in this Agreement, the other party shall be entitled to a temporary restraining order, a preliminary injunction and/or a permanent injunction restraining the breaching party from breaching or continuing to breach any of said covenants. Nothing herein contained shall be construed as prohibiting any party from pursuing any other remedies that may be available to it for such breach or threatened breach, including the recovering of damages.

13.      Market "Stand-Off" Agreement. Executive agrees, if requested by an underwriter or placement agent of the Company, that he will not sell, pledge or otherwise dispose of any securities beneficially owned by him in the Company for a period not to exceed 180 days following the effective date of a Registration Statement filed by the Company with the Securities and Exchange Commission in connection with an initial public offering of the Company's stock or the closing of a private placement, as the case may be, provided, however, that Executive shall only be required to enter into a written stand-off agreement to the extent and on the same terms and conditions as the other executives of the Company are required to do so. The Company may impose stop-transfer instructions with respect to the securities of the Executive subject to the foregoing restriction until the end of the stand-off period.

14.      Severability. Should any provision of this Agreement be held, by a court of competent jurisdiction, to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each individual provision hereof shall be enforceable and valid to the fullest extent permitted by law.

15.      Successors and Assigns. This Agreement and all rights under this Agreement are personal to the Executive and may not be assigned by the Executive. All of the Executive's rights under the Agreement shall inure to the benefit of his heirs, personal representatives, designees or other legal representatives, as the case may be. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

16.      Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida without regard to the conflicts of laws rules thereof.

17.      Notices. All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given or made three (3) business days after the date of mailing when mailed by registered or certified mail, postage prepaid, or on the date of delivery if delivered by hand. or one business day after the date of delivery by Federal Express or similar overnight delivery service, addressed to the parties at their addresses set forth below or to such other addresses furnished by notice given in accordance with this Section 17: (a) if the Company, to Sanomedics International Holdings, Inc., 80 SW 8th St. Suite 2180 Miami FL 33130, Attention: Craig Sizer; and (b) if to the Executive, to Gary J. O'Hara, 18310 Calle La Serra, Rancho Santa Fe, CA. 92091.

18.      Withholding. All payments required to be made by the Company to the Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with the Company's policies applicable to employees of the Company at the Executive's level and the provisions of any of the Company's benefit plans.

19.      Entire Agreement. This Agreement (including its exhibits) supersedes any prior contracts, understandings, discussions and agreements relating to employment between the Executive and the Company and constitutes the entire agreement between the parties with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein.

20.      Modification; Waiver. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the majority of the Board and the Executive or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

21.      Mutual Representations. (a) The Executive represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a default under or conflict with any agreement or other instrument to which he is a party or by which he is bound; and (ii) does not require the consent of any Person.

(b)       The Company represents and warrants to the Executive that this Agreement has been duly authorized, executed and delivered by the Company and that the fulfillment of the terms hereof (i) will not constitute a default under or conflict with any agreement or other instrument to which it is a party or by which it is bound and (ii) does not require the consent of any Person.

(c)       Each party hereto warrants and represents to the other that this Agreement constitutes the valid and binding obligation of such party enforceable against such party in accordance with its teens.

22.       Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or control or affect the meaning or construction of this Agreement.

23.       Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in its corporate name by one of its officers duly authorized to enter into and execute this Agreement, and the Executive has manually signed his name hereto, all as of the day and year first above written.

SANOMEDICS INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Craig Sizer
Witness		Craig Sizer
Chief Executive Officer

/s/ Gary J. O’Hara
Witness	Name: Gary J. O’Hara
Executive

Exhibit A

RESPONSIBILITIES

Chief Technology Officer (CTO)
Position Summary
The chief technology officer (CTO) reports to the Board and Chief Executive Officer of the Company and is responsible for establishing the Company's technical vision and leading all aspects of the Company's technology development. The CTO is the company top technology executive, playing an integral role in the Company's strategic direction, development, and future growth.

Responsibilities

•	Lead the execution of technology strategy for technology platforms, partnerships, and external relationships.

•	Build and manage a top-flight technology team and oversee research and development, as well as project management.

•	Provide visible leadership for the company within the technology community.

•	Anticipate and react to major technology changes to ensure the maintenance of company leadership in the competitive landscape.

•	Establish technical standards and ensure

•	Implementation of the Sanomedics PRO Model Design Scenarios as well as similar scenarios for other products of the Company as may be amended by the Company.

Exhibit B

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT (the "Agreement"), dated as of July 28, 2010, is made by and between SANOMEDICS INTERNATIONAL HOLDINGS, INC. (the "Company"), a Delaware corporation having an address at 80 SW 8th St. Suite 2180 Miami FL 33130, and Gary J. O'Hara (the "Grantee"), having an address at 18310 Calle La Serra, Rancho Santa Fe, CA. 92091.

In accordance with Sections 1 and 5 of the Company's 2010 Stock Option Plan (the "Plan") and subject to the terms of the Plan and this Agreement, the Company hereby grants to the Grantee an option (the "Option") to purchase all or any part of an aggregate of 822,000 shares of the Common Stock (the "Shares") of the Company. The Option granted hereby is intended to constitute an "Incentive Stock Option", within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), but the Company does not represent or warrant that the Option qualifies as such. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

To evidence the Option and to set forth its terms, the Company and the Grantee agree as follows:

1.                     Confirmation of Grant. The Company hereby evidences and confirms its grant of the Option to the Grantee as of the date of this Agreement.

2.                     Number of Shares. This Option shall be for an aggregate of Eight Hundred Twenty Two Thousand (822,000) Shares.

3.                     Exercise Price. The exercise price shall be $0.50 per share (the "Exercise Price"). The Exercise Price shall not be less than 100% of the Fair Market Value of one share of Common Stock on the date hereof. The total exercise price for all Shares subject to the Option is Four Hundred Eleven Thousand Dollars ($411,000). In the event that, during the term of Grantee's Employment Agreement, any other officers of the Company are awarded options to purchase common stock with an exercise price that is less than $0.50 per share, the Exercise Price shall be reduced to such lower exercise price.

4.                     Term and Exercisability of the Option. The Option shall expire seven (7) years from the date of this Agreement (the "Expiration Date") and may be exercised prior to its expiration at such times and for such number of whole Shares as follows:

(a)                 On or after the date hereof, the Option is exercisable for 33% of the total number of Shares subject to this Option; and

(b)                 On or after the date of the first anniversary of this Agreement (the "First Anniversary"); provided that the Milestone (as such term is defined in the Employment Agreement (defined herein)) with respect to the fiscal year ending December 31, 2010 is achieved; or as agreed to by the Company and the Grantee, the Option is exercisable for an additional 33% of the total number of Shares subject to this Option; and

(c)                 On or after the date of the second anniversary of this Agreement (the "Second Anniversary"); provided that the Milestone with respect to the fiscal year ending December 31, 2011 is achieved; or as agreed to by the Company and the Grantee, the Option is exercisable for an additional 34% of the total number of Shares subject to this Option.

Notwithstanding the foregoing provisions of this Paragraph 4: (i) in the event that the Grantee's employment with the Company is terminated without Good Cause (as such term is defined in the Employment Agreement ("Employment Agreement"). dated as of July 28, 2010, by and between the Company and the Grantee), the Option shall continue to vest, for the duration of the Severance Period (as such term is defined in the Employment Agreement), for that number of Shares that would otherwise become exercisable (pursuant to the preceding clause or otherwise) in accordance with this Agreement; (ii) any portion of the Option which is not otherwise exercisable at the time of the Grantee's termination of employment with the Company shall not become exercisable after such termination; (iii) no exercise shall be effective to the extent it would require the delivery of fractional Shares; (iv) in the event that the Company consummates a sale of substantially all of its assets or outstanding stock or a merger or consolidation with another company, the Option shall immediately vest in full and be exercisable immediately prior to the closing of such transaction: and (v) in the event that: (x) the Company consummates an acquisition of all or substantially all of the assets or outstanding stock of another company or otherwise merges or consolidates with another company (the "Acquired Company"); (y) the Grantee’s employment with the Company is terminated without Good Cause prior to the expiration of (12) months following the date of the closing of such transaction; and (z) the senior executive officer of the resulting successor entity was an officer, director or employee of the Acquired Company, then the Option shall continue to vest for twelve (12) months following the date of termination of the Grantee's employment with the Company for that number of Shares (or that equivalent number of shares of the successor entity) that would otherwise become exercisable (pursuant to the preceding clause or otherwise) in accordance with this Agreement.

5. Exercise of Option. On or after the date any portion of the Option becomes exercisable, but prior to the expiration or the Option in accordance with Paragraph 4 above, the portion of the Option which has become exercisable may be exercised in whole or in part by the Grantee (or his or her permitted successor) upon delivery of the following to the administrative committee of the Plan (the "Committee"):

(a)                 a written notice of exercise signed by or on behalf of the Grantee which identifies this Agreement and states the number of Shares then being purchased;

(b)                 cash (or other consideration acceptable to the Committee, in its sole discretion) in an amount (or, in the case of other consideration, having a combined value) equal to the aggregate Exercise Price of the Shares then being purchased;

(c)                 additional cash in an amount reasonably requested by the Committee to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Grantee in connection with the exercise of this Option, unless, in accordance with Section 18 of the Plan and subject to the prior approval of the Committee, which may be withheld by the Committee in its sole discretion, the Grantee satisfies such obligations, in whole or in part by (i) causing the Company to withhold Shares otherwise issuable pursuant to the exercise of the Option, or (ii) delivering to the Company shares of Common Stock already owned by the Grantee; and

(d)                a letter, if requested by the Committee in its sole discretion, in such form and substance as the Committee may reasonably require, setting forth the investment intent of the Grantee, or his or her permitted successor, as the case may be.

Notwithstanding the foregoing, the Grantee (or any permitted successor) shall take whatever additional actions, including, without limitation, the furnishing of an opinion of counsel, and execute whatever additional documents the Committee may, reasonably deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed by the Plan, this Agreement or applicable law.

Upon satisfaction of the conditions and requirements of Paragraph 5 of this Agreement, the Company shall deliver to Grantee (or his or her permitted successor) a certificate or certificates representing the number of Shares exercised pursuant to the Option (less any Shares withheld pursuant to clause (c) of this Paragraph 5).

The acceptance of any Shares upon exercise of the Option shall constitute an agreement by the Grantee (i) to notify the Company if any or all of such Shares are disposed of by the Grantee within two (2) years from the date the Option was granted or within one (1) year from the date the Shares were issued to the Grantee pursuant to the exercise of the Option, and (ii) to remit to the Company, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Company's federal, state and local withholding tax obligations, if any, with respect to such disposition, whether or not, as to both (i) and (ii), the Grantee is in the employ of the Company at the time of such disposition.

Notwithstanding anything contained herein to the contrary, in lieu of payment in cash of the Exercise Price, the Grantee may exercise the Option, in whole or in part, by presentation and surrender of the Option to the Company. together with a Cashless Exercise Form attached hereto as Annex I (or a reasonable facsimile thereof) duly executed (a "Cashless Exercise"). Acceptance by the Company of such presentation and surrender shall be deemed a waiver of the Grantee's obligation to pay all or any portion of the Exercise Price, as the case may be. In the event of a Cashless Exercise, the Grantee shall exchange the Option for that number of shares of Common Stock determined by multiplying the number of shares of Common Stock for which the Option is being exercised by a fraction, the numerator of which shall be the difference between the then Current Market Price (as defined herein) per share of the Common Stock and the Exercise Price, and the denominator of which shall be the then Current Market Price per share of Common Stock. For purposes of any computation under this Paragraph 5, the then Current Market Price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices of the Common Stock for the fifteen (15) consecutive trading days preceding the date of acceptance of the Cashless Exercise by the Company on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the last reported sales prices as included for quotation on Nasdaq, or if not included for quotation on Nasdaq, the average of the highest reported bid and lowest reported asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotations System, or if not then publicly traded, the fair market price of the Common Stock as determined by the Board of Directors of the Company (“Board").

6.                      Adjustment in the Shares. If the Shares. as presently constituted, shall be changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation (whether by reason of merger. consolidation, recapitalization. reclassification. split, reverse split, combination of shares, or otherwise) or if the number of Shares shall be increased through the payment of a share dividend, the Grantee shall receive upon exercise of the Option the number and kind of shares or other securities into which each outstanding Share shall he so changed, or for which each such Share shall be exchanged, or to which each such Share shall be entitled, as the case may be. The exercise price and other terms of the Option shall be appropriately amended in the manner provided for in the Plan. If there shall be any other change in the number or kind of the outstanding Shares, or of any shares or other securities into which the Shares shall have been changed, or for which the Shares shall have been exchanged, then the Board shall, in its sole discretion, determine whether the Grantee shall be entitled to an adjustment in the Option, and such adjustment, if any, shall be made in accordance with that determination. Notice of any adjustment shall be given by the Company to the Grantee.

7.                      Limitation Upon Transfer. This Option and all rights granted hereunder shall not be transferred by the Grantee, other than by will or by the laws of descent and distribution, shall not be assigned, pledged or hypothecated in any way, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer this Option, other than by will or by the laws of descent and distribution, or to assign, pledge or hypothecate or otherwise dispose of this Option or of any rights granted hereunder contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall immediately become null and void. The Option shall be exercised during the Grantee's lifetime only by the Grantee or by the Grantee's legal representative.

8.                      Termination of Employment; Effect of Termination. If the Grantee's employment with the Company terminates for any reason, the Company shall have the right to purchase the Option from the Executive within thirty (30) days following the Termination Date (as defined in the Employment Agreement), at the Fair Market Value of the Option on the Termination Date. If the Company does not elect to purchase the Option from the Executive in accordance with the preceding sentence, the Option, to the extent then exercisable, shall remain exercisable for a period of sixty (60) days following the Termination Date, except as provided in Sections 9 and 10; provided, however, that no part of the Option shall be exercisable after the expiration of the Option pursuant to Paragraph 4 hereof. Notwithstanding the foregoing, the Grantee hereby acknowledges and agrees that in accordance with Section 10 of the Plan, all or part of the Option granted hereunder may be forfeited upon his or her termination of employment with the Company as set forth in the Employment Agreement.

9.                 Rights in the Event of the Grantee's Disability. If the Grantee's employment with the Company and any parent or subsidiary corporation (within the meaning of Section 424(e) and (t) of the Code (each an "Affiliate")) is terminated on account of Disability (as such term is defined in the Plan), the Grantee or the Grantee's legal representative (or the Grantee's estate if the Grantee dies after termination of employment) may exercise the Option, to the extent exercisable on the date of the Grantee's termination of employment, at any time within one year after termination of employment but in no event after the expiration of the term of the Option. The Grantee's "estate" means the Grantee's legal representative or any person who acquires the right to exercise the Option by reason of the Grantee's death.

10.                 Rights in the Event of the Grantee's Death. If the Grantee dies while an employee of the Company or any Affiliate or within three months after terminating such employment, but in either event while he still has the right to exercise this Option, his estate may exercise the Option, to the extent exercisable at the date of the Grantee's death, any time within one year after the Grantee's death, but in no event after the expiration of the term of the Option.

11.                 Effect of Breach of Employment or Other Agreement. The Grantee hereby acknowledges and agrees that in accordance with Section 10 of the Plan, all or part of the Option granted hereunder may be forfeited upon a determination of the Board that the Grantee has violated any provision of an employment or confidentiality or non-disclosure agreement.

12.                 Effect of Termination or Amendment of Plan. No suspension, termination, modification, or amendment of the Plan or this Agreement may, without the express written consent of the Grantee, adversely affect the rights of the Grantee under this Option.

13.                 No Limitation on Rights of the Company. The grant of this Option shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

14.                 Rights as a Shareholder. The Grantee shall have the rights of a shareholder with respect to the Shares covered by the Option only upon becoming the holder of record of those Shares.

15.                Representations and Warranties of Grantee.

(a)                  Grantee represents and warrants that this Option is being acquired by Grantee for Grantee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

(b)                  Grantee acknowledges receipt of a copy of the Plan, and represents that Grantee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions of this Agreement and of the Plan. Grantee hereby acknowledges that the Plan provides that all decisions of the Board or the Committee upon any questions arising under the Plan are binding, conclusive and final.

16.                Compliance with Applicable Law.

(a)                 Grantee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Shares under the Securities Act of 1933, as amended (the "1933 Act"), on the basis of certain exemptions from such registration requirement. Accordingly, Grantee agrees that his or her exercise of the Option may be expressly conditioned upon his or her delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Grantee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Grantee that the certificates evidencing the Shares may bear a legend indicating such non-registration under the 1933 Act and the resulting restrictions on transfer. Grantee acknowledges that, because Shares received upon exercise of-an Option may be unregistered. Grantee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the 1933 Act or an exemption from such registration is available.

(b)                 Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for Shares pursuant to the exercise of the Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

(c)                 Grantee hereby acknowledges that. in addition to certain restrictive legends that the securities laws of the state in which Grantee resides may require, each certificate representing the Shares may be endorsed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER
THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAW OF RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS NOT REQUIRED.

17.                 Extension If Grantee Subject to Section 16(b) of the 1934 Act. Notwithstanding the foregoing Paragraphs 8, 9 and 10, if the exercise of the Option within the applicable time periods set forth above would subject the Grantee to suit under Section 16(b) of the Securities Act of 1934, as amended, the Option shall remain exercisable to the extent permitted by law until the earliest to occur of (i) the 10th day following the date on which the Grantee would no longer be subject to such suit: (ii) the 190th day after the Grantee's termination of employment; provided such termination was not for cause or otherwise attributable to a breach by the Grantee of an employment or confidentiality or non-disclosure agreement; or (iii) the Expiration Date; provided that no additional vesting of the Option shall occur during such periods. Any such extension of the period in which the Option may be exercised may result in the Option ceasing to qualify as an Incentive Stock Option and the Company makes no representation as to the tax consequences of any such delayed exercise. The Grantee agrees to consult with the Grantee's own tax advisors as to the tax consequences to the Grantee of any such delayed exercise.

18.                      No Obligation to Exercise Option. The granting of the Option shall impose no obligation upon the Grantee to exercise the Option.

19.                      Agreement Not a Contract of Employment or Other Relationship. This Agreement is not a contract of employment, and the terms of employment of the Grantee or other relationship of the Grantee with the Company or any of its subsidiaries or affiliates shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with the Company or any of its subsidiaries or affiliates, nor shall it interfere with the right of the Company or any of its subsidiaries or affiliates to discharge the Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.

20.                      Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall he delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient.

21.                      Governing Law. Except to the extent preempted by Federal law, this Agreement shall be construed and enforced in accordance with. and governed by, the laws of the State of Florida.

22.                      Entire Agreement. This Agreement, the Employment Agreement and the Plan contain all of the understandings and agreements between the Company and its affiliates, and the Grantee concerning this Option and supersedes all earlier negotiations and understandings, written or oral, between the parties with respect thereto. The Company, its affiliates and the Grantee have made no promises, agreements, conditions or understandings either orally or in writing, that are not included in the Agreement or the Plan. In the event of a conflict between the provisions of this Agreement and the Plan, the provisions of this Agreement shall take precedence over those contained in the Plan.

23.                      Headings. The headings of paragraphs and subparagraphs herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Agreement.

24.                      Amendments. Subject to the provisions of the Plan, this Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

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IN WITNESS WHEREOF. the Company and the Grantee have duly executed this Agreement as of the date first written above.

SANOMEDICS INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Craig Sizer
Witness		Craig Sizer
Chief Executive Officer

GRANTEE

/s/ Gary J. O’Hara
Witness	Gary J. O’Hara

EMPLOYMENT AGREEMENT

THIS AGREEMENT (“Agreement"), dated as of August 18, 2010, is made by and between Sanomedics International Holdings, Inc., a Delaware corporation, having an  address at 80 SW 8th St. Suite 2180 Miami FL 33130 (“Company") and Craig Sizer, having an address at 19501 W. Country Club Dr. Aventura, FL 33180 (“Executive").

W I T N E S E T H:

WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept such employment, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, it is hereby agreed as follows:

1.       Employment. The Company hereby agrees to engage the services of the Executive on a full-time basis, and the Executive hereby accepts such employment, upon the terms and conditions set forth herein.

2.       Term. Subject to the provisions of Sections 7 and 8 hereof, the term of the Executive’s employment under this Agreement shall commence on the date hereof and shall end three (3) years from the date hereof (herein, the "Term"). The Term shall be automatically renewed for additional one (1) year periods, unless one party provides to the other party written notice, at least thirty (30) days prior to the expiration of the Term, that the Term shall not be renewed.

3.       Position and duties. (a) The Executive shall serve as Chief Executive Officer for the Company. In addition, the Executive shall be appointed, and, as necessary, shall be reappointed or, to the extent the shareholders shall vote to elect the Board, re-nominated, by the Company's Board of Directors (the “Board") to serve on the Board during the Term. The Executive shall have such duties as from time to time may be reasonably prescribed by the Board including but not limited to those responsibilities as set forth on Exhibit A attached hereto. Other than as set forth in this paragraph 3(a), this Agreement shall not apply to the Executive's position on the Board and shall only apply to the Executive's position as Chief Executive Officer of the Company.

(b) During the Term, the Executive shall perform and discharge the duties that may he assigned to him by the Board and/or the Chief Executive Officer from time to time in accordance with this Agreement, and the Executive shall devote his best talents, efforts and abilities to the performance of his duties hereunder.

(c) During the Term, the Executive shall perform his duties hereunder on a substantially full-time basis and shall be employed exclusively by the Company. It is acknowledged and agreed by the parties that the Executive is currently engaged in outside

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endeavors which are neither in conflict nor competition with the services to be provided hereunder or the business plans of the Company. The Executive shall, at all times during the Term and any extension thereof, discharge his duties in consultation with, and under the supervision of the Board.

4. Compensation.

(a)       Base Salary. Commencing on the date of this Agreement, the Executive's initial salary shall be $225,000 per year (as the same may be increased from time to time, the “Base Salary"). The Base Salary shall be payable semi-monthly in accordance with the customary payroll practices of the Company, and shall be subject to such increases or bonuses as the Board shall authorize in its discretion.

(b)       Cash Bonus. The Executive may be entitled to an annual cash bonus of up to Two Hundred Fifty Thousand Dollars ($250,000) (the "Cash Bonus") as set forth herein. The Cash Bonus shall be equal to the greater of: (i) One and One Half Percent (1.5%) of the gross revenues of the Company as determined by the audit of the Company's annual financial statements; or (ii) if milestones (“Milestone") are achieved by the end of each fiscal year as agreed to by the parties hereto within 60 days of following the commencement of such fiscal year, One Hundred Twenty Five Thousand Dollars ($125,000); provided, however, that with respect to the fiscal year ended December 31, 2010, the Cash Bonus, if any, shall be the amount as determined by Section 4(b)(i) or Section 4(b)(ii) multiplied by the number of months of the effectiveness of this Agreement in such fiscal year divided by 12. With respect to the fiscal year ended December 31, 2010, the Milestone shall be as agree to by the parties within the sixty (60) day period following the date hereof. With respect to the fiscal year ended December 31, 2011 and thereafter, the Milestone shall be as agree to by the parties within the sixty (60) day period following the end of the preceding fiscal year. The Board shall in good faith make the determination of Milestone achievement and such determination shall be binding on the parties.

(c) Stock Options. The Executive shall be eligible to participate in the Company's Stock Option Plan in accordance with the terms and conditions thereof.

(d) Expenses. The Company shall pay or reimburse the Executive for all reasonable and necessary expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's services under this Agreement, upon presentation of such supporting documentation as the Company may reasonably require: provided; however; that notwithstanding anything contained herein to the contrary, the Company shall pay to the Executive the following: (i) $500.00 per month car allowance; (ii) $100.00 per month for mobile phone allowance.

5. Benefit Plans.

(a) Benefits. During the Term, the Company shall provide to the Executive all benefits which the Company may generally make available to the Executive's subordinates.

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(b) Liability Insurance. The Executive shall be provided with the directors and officers liability insurance coverage generally provided to officers of the Company. Notwithstanding the foregoing, the Company agrees to indemnify the Executive against all costs, damages and expenses, including attorneys’ fees, incurred by the Executive as a result of claims by third parties arising out of or from the Executive's lawful acts as an employee of the Company, provided such acts are not grossly negligent and are performed in good faith and in a manner reasonably believed by' the Executive to be in the Company's best interests. Any counsel employed to defend the Executive in any such action shall be reasonably acceptable to the Executive and the Company. Any counsel appointed by any insurance carrier for the Company shall be deemed acceptable. It is the intent of the parties that the obligation imposed by this paragraph will survive the termination of this Agreement.

6.       Vacations. The Executive shall be entitled to: (a) three (3) weeks of paid vacation for each of the first three (3) full calendar years of the Term; and (b) four (4) weeks of paid vacation during the fourth full calendar year of the Term and thereafter. The Executive shall be entitled to a pro rata portion of vacation for any portion of the Term that is less than a full calendar year. Unused vacation for one year may not be carried over to the next successive year, but a pro rata portion of such unused vacation shall be paid out to the Executive within 45 days after the end of the respective calendar year.

7.       Termination. The employment of the Executive may be terminated prior to the expiration of the Term in the manner described in this Section 7, in which event the Executive's obligations under Sections 9, 10 and 11 shall continue.

(a)            Termination by the Company For Good Cause. The Company shall have the right to terminate the employment of the Executive for "Good Cause" (as defined below) by written notice to the Executive specifying the particulars of the conduct of the Executive forming the basis for such termination.

(b)            Termination Without Good Cause. The Executive's employment hereunder and this Agreement may be terminated by either party upon presentation of written notice (in accordance with Section 17) to the other party no less than thirty (30) days' prior to such termination.

(c)              Termination upon Death. The employment of the Executive hereunder shall terminate immediately upon his death.

(d)              The Company's Options upon Disability. If the Executive becomes physically or mentally disabled during the Term so that he is unable to perform the services required of him pursuant to this Agreement for a period of three (3) successive months, or an aggregate of three (3) months in any twelve-month period (the "Disability Period"), the Company shall have the option, in its discretion but only for so long as the Executive remains disabled, by giving written notice thereof, either to (A) terminate the Executive's employment hereunder; or (B) continue the employment of the Executive hereunder upon all the terms and conditions set forth herein. Regardless of which option the Company exercises or shall be deemed to have exercised during the Disability Period, the Executive shall continue to receive the compensation and other benefits provided herein less any payments received under any

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disability policy or program provided by the Company and of which the Executive is a beneficiary or recipient.

(e)            Termination Date. Any notice of termination given pursuant to the provisions of this Agreement shall specify therein the effective date of termination (the "Termination Date") and the reasons for such termination (including the provision of this Agreement on which the Company is basing such termination).

(f)            Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(i) Termination for "Good Cause" shall mean termination because of (A) any act or omission which constitutes a material breach of this Agreement or the failure or the willful refusal of the Executive to perform any of his duties, provided, however, that if such breach or failure to perform his duties is of such a nature that may be cured, the Executive shall have ten (10) days to cure such breach or failure to perform his duties; (B) the Executive's conviction of a crime which constitutes a felony under applicable law, or a plea of guilty or nolo contendere with respect thereto; (C) the commission by the Executive of any dishonest or wrongful act or the gross negligence of the Executive involving baud, misrepresentation or moral turpitude causing material damage or potential damage to the Company or any client of the Company, or any act or omission by the Executive that is materially injurious to the business or reputation of the Company; (D) any violation of the provisions of Sections 9, 10 or 11 hereof that causes material harm to the Company; or (E) the reasonable determination by a licensed medical professional mutually agreed upon by the Company and the Executive that the Executive is dependent upon a controlled substance which either has: (1) not been prescribed by a licensed medical professional; or (2) been prescribed by a licensed medical professional but the dosages taken by the Executive exceed that prescribed by such licensed medical professional.

(ii) "Person" means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, court or government (or political subdivision or agency thereof).

8. Obligations of the Company upon Termination. Notwithstanding anything in this Agreement to the contrary, the Company's obligations upon termination of the Executive's employment shall be as described in this Section 8, and the Executive shall not be entitled to any payment or benefit unless specifically set forth herein.

(a) Obligations of the Company in Case of Termination for Death or for Good Cause. Upon termination of the Executive's employment upon death or for Good Cause, the Company shall have no payment obligations to the Executive, except for: (i) the payment. within thirty (30) days of the Termination Date (or such shorter period as may be prescribed by law), of any accrued and unpaid Base Salary; (ii) the reimbursement of any unreimbursed expenses owed to the Executive through the Termination Date; and (iii) the payment, within the time period specified in Section 4, of any Cash Bonus payable for Executive Objectives attained pursuant to Section 4(b) prior to the Termination Date.

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(b)        Obligations of the Company in the Case of Termination Without Good Cause. Upon termination of Executive's employment by the Company without Good Cause, the Company shall pay to the Executive: (i) for the six (6) month period following the Termination Date (the "Severance Period"), the Base Salary; and (ii) any accrued and unpaid Base Salary through the Termination Date; (iii) the reimbursement of any unreimbursed expenses owed to the Executive through the Termination Date; and (iv) within the time period specified in Section 4, any Cash Bonus payable for Executive Objectives attained pursuant to Section 4(b) prior to the Termination Date.

(c)        Obligations of the Company in the Case of Termination for Disability. Upon termination of Executive's employment by the Company for Disability in accordance with Section 7(d), the Company shall pay to the Executive: (i) for the 120 day period following the Termination Date, the Base Salary; (ii) any accrued and unpaid Base Salary through the Termination Date; (iii) the reimbursement of any unreimbursed expenses owed to the Executive through the Termination Date; and (iv) within the time period specified in Section 4, any Cash Bonus payable for Executive Objectives attained pursuant to Section 4(b) prior to the Termination Date.

9.        Trade Secrets; Confidentiality. (a) The Executive recognizes and acknowledges that, in connection with his employment with the Company, he has had and will continue to have access to valuable trade secrets and confidential information of the Company and its affiliates including, but not limited to, trade secrets and confidential technical information, processes, computer programs, code, algorithms, formulas, methods, ideas, test data, know-how, functional and technical specifications, designs, drawings, passwords, analysis, research, business plans, marketing, sales and pricing strategies, customer lists and all other information which if disclosed to a third party outside the ordinary course of business could adversely affect a competitive advantage of the Company (collectively, "Confidential Information") and that such Confidential Information is being made available to the Executive only in connection with the furtherance of his employment with the Company. The Executive agrees that during the Tern and for a period of five (5) years thereafter, he shall not disclose any of such Confidential Information to any Person, except that disclosure of Confidential Information will be permitted: (i) to the Company, its affiliates and their respective employees or consultants; (ii) if such Confidential information has previously become available to the public through no fault of the Executive; (iii) if such Confidential Information is independently developed by the Executive without access to such Confidential Information; (iv) if required by any court or governmental agency or body or is otherwise required by law; or (v) if expressly consented to by the Company.

(b) Other Confidentiality Obligations. Executive acknowledges that the Company may, from time to time, have agreements with other persons or entities or with the U.S. Government or governments of other countries, or agencies thereof, which impose confidentiality obligations or other restrictions on the Company. Executive shall he bound by all such obligations and restrictions and shall take all actions necessary to discharge the obligations of Company thereunder, including, without limitation, signing any confidentiality or other agreements required by such third parties. This Section 9(b) shall remain in effect in perpetuity.

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10.        Restrictive Covenants

(a) Non-Solicitation. During the Term and (i) in the event that the Executive is terminated for any reason other than without Good Cause, for a period of one (1) year immediately following the termination of the Executive's employment; or (ii) in the event that the Executive is terminated without Good Cause, during the Severance Period (clause (i) or (ii), as applicable, the “Restricted Period"), the Executive agrees that neither he nor any other Person acting on behalf of the Executive will, either directly or indirectly for any reason whatsoever, solicit business from any Person with whom he has negotiated or contacted on behalf of the Company, if such negotiation or contact proceeded to the stage that he submitted any Company bid or contract to such Person or gave such Person access to any of the Company's Confidential Information. This Section 10(a) shall not prevent the Executive from providing his services, provided that he adheres to this restrictive covenant. During the Term, and the Restricted Period, the Executive agrees that he will not directly or indirectly hire or solicit any employee, subcontractor or agent of the Company or any affiliate thereof who was an employee, subcontractor or agent of the Company or any affiliate thereof at any time within the twelve (12) month period immediately prior thereto or encourage an employee, subcontractor or agent of the Company or any affiliate thereof to terminate such employment, contractual or agency relationship.

(b) Non-Compete. The Executive acknowledges that during his employment with the Company, he will become familiar with trade secrets and other confidential information concerning the Company and its business, and that his services have been and will be of special, unique and extraordinary value to the Company. Therefore, the Executive agrees that, during the Term and the Restricted Period, he will not directly or indirectly own, manage, control, participate in (at a Board level or otherwise), consult with, render services for, or in any other manner engage in any business, or as an investor in or lender to any business (in each case including, without limitation, on his own behalf or on behalf of another entity) which is in the non contact diagnostic medical device business. Nothing in this Section 10 will prohibit the Executive from being a passive owner of less than 3% of the outstanding stock of a corporation engaged in a competing business as described above of any class which is publicly traded, so long as the Executive has no direct or indirect participation in the business of such corporation.

(c)       The Executive acknowledges and agrees that the restrictive covenants set forth in this Section 10 (the "Restrictive Covenants") are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full force and effect, without regard to the invalid or unenforceable parts.

(d)       If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable for any reason, such court shall have the power to modify such Restrictive Covenants or any part thereof and, in its modified form, such Restrictive Covenants shall then be valid and enforceable.

11. Work for Hire.

(a) Ownership, Assignment. Executive hereby acknowledges and agrees that: (i) as between the Company and Executive, the Company is the exclusive owner of all

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Confidential Information; and (ii) all Executive Work Product subject to copyright protection shall be deemed "work made for hire" under the Federal copyright laws (17 U.S.C. Section 101) and is owned exclusively by Company. To the extent that title to any Executive Work Product subject to copyright protection does not constitute a "work made for hire," and to the extent title to any other Executive Work Product does not, by operation of law or otherwise, vest in Company, all rights, title, and interests therein, including, without limitation, all copyrights, patents and trade secrets, all right, title and interest in and to all Executive Work Product is hereby irrevocably assigned to Company. Without any additional compensation, Executive shall assist Company in obtaining patents and/or copyrights on all Executive Work Product deemed to be patentable or copyrightable by Company and shall execute all documents necessary to vest Company with full and exclusive title thereto. Executive hereby irrevocably designates and appoints Company and its duly authorized officers and agents, as Executive's agents and attorneys-in-fact to act for and on Executive's behalf, and to execute and file any documents and to do all other lawfully permitted acts to further the purposes of this paragraph (a) with the same legal force and effect as if executed by Executive.

(b) Definition of Executive Work Product. "Executive Work Product" means all Confidential Information created, developed, prepared or conceived of by or for Executive, whether individually or jointly with others, during the period Executive provides services to Company which relates in any manner to the services rendered by Executive to Company.

12.      Equitable Relief. In the event of a breach or threatened breach by the any party hereto of any of the covenants contained in this Agreement, the other party shall be entitled to a temporary restraining order, a preliminary injunction and/or a permanent injunction restraining the breaching party from breaching or continuing to breach any of said covenants. Nothing herein contained shall be construed as prohibiting any party from pursuing any other remedies that may be available to it for such breach or threatened breach, including the recovering of damages.

13.      Market "Stand-Off” Agreement. Executive agrees, if requested by an underwriter or placement agent of the Company, that he will not sell, pledge or otherwise dispose of any securities beneficially owned by him in the Company for a period not to exceed 180 days following the effective date of a Registration Statement filed by the Company with the Securities and Exchange Commission in connection with an initial public offering of the Company's stock or the closing of a private placement, as the case may be, provided, however, that Executive shall only be required to enter into a written stand-off agreement to the extent and on the same terms and conditions as the other executives of the Company are required to do so. The Company may impose stop-transfer instructions with respect to the securities of the Executive subject to the foregoing restriction until the end of the stand-off period.

14.      Severability. Should any provision of this Agreement be held, by a court of competent jurisdiction, to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each individual provision hereof shall be enforceable and valid to the fullest extent permitted by law.

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15.       Successors and Assigns. This Agreement and all rights under this Agreement are personal to the Executive and may not be assigned by the Executive. All of the Executive's rights under the Agreement shall inure to the benefit of his heirs, personal representatives, designees or other legal representatives, as the case may be. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

16.       Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida without regard to the conflicts of laws rules thereof.

17.       Notices. All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given or made three (3) business days after the date of mailing when mailed by registered or certified mail, postage prepaid, or on the date of delivery if delivered by hand, or one business day after the date of delivery by Federal Express or similar overnight delivery service, addressed to the parties at their addresses set forth below or to such other addresses furnished by notice given in accordance with this Section 17: (a) if the Company, to Sanomedics International Holdings, Inc., 80 SW 8th St. Suite 2180 Miami FL 33130, Attention: Keith Houlihan; and (b) if to the Executive, to Craig Sizer, ______________________.

18.          Withholding. All payments required to be made by the Company to the Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with the Company's policies applicable to employees of the Company at the Executive's level and the provisions of any of the Company's benefit plans.

19.          Entire Agreement. This Agreement (including its exhibits) supersedes any prior contracts, understandings, discussions and agreements relating to employment between the Executive and the Company and constitutes the entire agreement between the parties with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein.

20.          Modification; Waiver. This Agreement may be amended or waived if. and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the majority of the Board and the Executive or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

21.          Mutual Representations. (a) The Executive represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a default under or conflict with any agreement or other instrument to which he is a party or by which he is bound; and (ii) does not require the consent of any Person.

(b) The Company represents and warrants to the Executive that this Agreement has been duly authorized, executed and delivered by the Company and that the

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fulfillment of the terms hereof (i) will not constitute a default under or conflict with any agreement or other instrument to which it is a party or by which it is bound and (ii) does not require the consent of any Person.

(c) Each party hereto warrants and represents to the other that this Agreement constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms.

22.       Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or control or affect the meaning or construction of this Agreement.

23.       Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in its corporate name by one of its officers duly authorized to enter into and execute this Agreement, and the Executive has manually signed his name hereto, all as of the day and year first above written.

SANOMEDICS INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Keith Houlihan
Witness		Keith Houlihan
President

/s/ Craig Sizer
Witness	Name: Craig Sizer
Executive

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Exhibit A

RESPONSIBILITIES

Chief Executive Officer (CEO)

Function:

• To implement the strategic goals and objectives of the organization
• Enable the Board to fulfill its governance function
• To give direction and leadership toward the achievement of the organization's philosophy, mission, strategy, and its annual goals and objectives Reports to: Board of Directors

Major Functions/
Accountabilities:

1.      Board Administration and Support -- Supports operations and administration of Board by advising and informing Board members, interfacing between Board and staff, and supporting Board's evaluation of chief executive
2.      Program, Product and Service Delivery -- Oversees design, marketing, promotion, delivery and quality of programs, products and services
3.      Financial, Tax, Risk and Facilities Management -- Recommends yearly budget for Board approval and prudently manages organization's resources within those budget guidelines according to current laws and regulations
4.      Human Resource Management -- Effectively manages the human resources of the organization according to authorized personnel policies and procedures that fully conform to current laws and regulations
5.      Community and Public Relations -- Assures the organization and its mission, programs, products and services are consistently presented in strong, positive image to relevant stakeholders
6.      Fundraising (nonprofit-specific) -- Oversees fundraising planning and implementation, including identifying resource requirements, researching funding sources, establishing strategies to approach funders, submitting proposals and administrating fundraising records and documentation